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                                                                   EXHIBIT 10.68

                                LICENSE AGREEMENT



         This License Agreement ("Agreement") is dated and effective July 12, 1999, and is between RADISSON HOTELS INTERNATIONAL, INC., a Delaware corporation, 1405 Xenium Lane N., Minneapolis, Minnesota 55441-8204 ("Licensor") and LEISURE TIME HOSPITALITY, INC., an Ohio corporation, 4258 Communications Drive, Norcross, Georgia 30093 ("Licensee").


         1. Radisson System. Licensor licenses a system of various types of hotels ("System Hotels") employing a proprietary and distinctive system ("System") described in this Agreement and in the Operating Manual. The System is identified by the name Radisson(R) and certain other trademarks owned by Licensor ( "Marks"). The System and Marks as they now exist or may be changed in the future are collectively referred to as the "Distinguishing Characteristics."

         2. The Hotel. The "Hotel" includes the real property and all improvements located at 5700 South Marginal Road, Cleveland, Ohio 44103 (the "Licensed Location"). The improvements include all buildings, facilities, appurtenances, improvements, landscaping, furniture, furnishings, fixtures, equipment and signs and all entry, exit and parking areas. Licensee represents that it has fee title or leasehold title to the Licensed Location and the Hotel, without any restrictions that would interfere with the performance of this Agreement. The Hotel is a Hotel class System Hotel which has or will contain 208 guest rooms. Licensee shall designate the Hotel as the "Radisson Hotel Lakefront Cleveland" or other name authorized in writing by Licensor.
Licensed Location and Hotel are synonymous unless stated otherwise.

         3. Grant and Term of License. Licensor grants Licensee and Licensee accepts a non-exclusive license ( "License") to develop, own, operate and manage ("Develop") the Hotel using the System and the appropriate Marks at the Licensed Location, including the right (i) to identify the Hotel and the services offered by Licensee at the Hotel, and (ii) to promote, market and advertise the Hotel, all, only in accordance with this Agreement, the Operating Manual and as otherwise authorized by Licensor. The License commences on the date on which the Hotel opens for business as a System Hotel ("Opening Date"). Licensor will perform its obligations under this Agreement so that the Opening Date will occur no later than April 30, 2000. The License and this Agreement expire on December 31 of the year in which the 20th anniversary of the Opening Date occurs. Licensee acknowledges (i) that other System licensees may operate under the same or different forms of agreement, (ii) that the rights and duties of the parties to those agreements may or may not vary materially from those contained in this Agreement, and (iii) that complete uniformity in Licensor's enforcement of this Agreement and the other agreements under various market circumstances may not always be possible or desirable. Taking the above into account, Licensor reserves the right at its discretion to vary System standards or the enforcement of its rights for various System Hotels based upon local conditions, law or other circumstances, without obligation to Licensee.

         4. Development. Licensee shall design and build, or rebuild or renovate, the Hotel, as applicable, in accordance with the Project Rider which is attached to and incorporated into this Agreement as Exhibit A.

         5.       Fees and Other Amounts Payable.

                  a. Licensor acknowledges receipt of a non-refundable Initial License Fee of $35,000. If, at any time, the number of guest rooms in the Hotel is greater than the number set


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         forth in Paragraph 2, Licensee shall pay an additional fee of $250 for each rentable guest room in excess of ten (10) over that number before Licensee opens the additional guest rooms to the public.

                  b. For each full or partial month within the term of this Agreement after the Opening Date, Licensee shall pay (without invoice) to Licensor on or before the 15th day of the following month a Royalty Fee in an amount equal to 4% of the daily gross room revenue derived from the operation of the Hotel ("Gross Room Sales"). Gross Room Sales is determined in accordance with the "Uniform System of Accounts for Hotels" (Hotel Association of New York City, Inc., Ninth Revised Edition, 1996) as revised periodically ("Uniform System") and is exclusive of sales, use, excise, value added or similar taxes imposed by governmental authorities having jurisdiction.

                  c. For each full or partial month within the term of this Agreement after the Opening Date, Licensee shall pay (without invoice) to the Radisson Marketing Association ("RMA") on or before the 15th day of the following month, an amount equal to 1 3/4% of the daily Gross Room Sales ("RMA Fee "). Licensor shall collect, manage and disburse RMA Fees collected on behalf of the RMA to promote, market and advertise the Radisson name and System Hotels, to generate business, to develop and conduct training programs, to provide reservation services and to pay administrative and other expenses related to the management of the RMA Fees and the services provided by Licensor and third parties, including Licensor's share of joint marketing, sales, advertising and promotional costs in conjunction with Licensor's affiliates. Licensor will account for the RMA Fees paid by System Hotels in separate books of account, and furnish Licensee, upon request, an unaudited annual statement of receipts and disbursements. The RMA Fees are not held in a trust or escrow account and Licensor carries no fiduciary responsibility as to those Fees.

                  d. For each full or partial month within the term of this Agreement after the Opening Date, Licensee shall pay (without invoice) to Licensor on or before the 15th day of the following month, an amount equal to 2% of the daily Gross Room Sales ("Reservation Fee").

                  e. License shall pay then current charges for reservations made through the Global Distribution System ("GDS"), other third party reservation systems, and Licensor's Internet web site which is a part of the Reservation System. The charges as of the date of this Agreement are $3.50 for each reservation delivered through the GDS and $2.50 for each reservation through Licensor's internet web site. Effective October 1, 1999, the charge for the GDS reservations will be increased to $3.90 for each reservation delivered through the GDS.

                  f. Licensee will not cause Gross Room Sales to be reduced in order to increase business or revenues from Licensee's or the Hotel's other activities or operations.

                  g. In addition to the fees referred to above, Licensee will pay to Licensor, all other fees and charges incurred with respect to participation in System advertising and marketing programs and for services rendered by Licensor for which a fee or charge is imposed, including the SMART program. For each full or partial month within the term of this Agreement after the Opening Date, Licensee shall pay (without invoice) to the RMA a SMART program assessment as determined periodically by Licensor or RMA. The assessment as of the date of this Agreement is $0.50 per occupied guest room per night. Effective Janaury 1, 2000, the SMART program assessment will be increased to $0.75 per occupied guest room per night. Such assessments shall be collected, managed and disbursed by Licensor on behalf of RMA and Licensee's SMART Group.


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                  h. Licensee shall reimburse Licensor for any gross receipts, sales, use or other similar tax or assessment imposed on any fees or other amounts payable by Licensee to Licensor by the jurisdiction in which the Hotel is located, or, if applicable, pay them directly without deducting them from any payments to Licensor. Unless stated otherwise in this Agreement, Licensee shall pay all amounts due to Licensor or its affiliates within ten days after invoice. Amounts not paid when due shall bear interest at the lesser of 1 1/2% per month or the maximum rate of interest permitted by applicable law. Licensor may also assess a late payment fee of up to $100 for each month an amount due under this Agreement remains delinquent as reimbursement for Licensor's administrative expenses. This reimbursement is in addition to amounts which Licensee may have to pay pursuant to the last subparagraph of Paragraph 13.

                  i. If requested by Licensor, at any time during the term of this Agreement, Licensee will comply with the following:

                  (1) Pay all or any part of the fees and other amounts earned by Licensor through the electronic transfer of funds or otherwise at intervals established by Licensor.

                  (2) Establish a bank account into which Licensee will deposit sufficient funds to pay all fees and other amounts earned by Licensor, at intervals established by Licensor, and provide Licensor with the authority and ability to withdraw funds from such account in payment of such fees and other amounts, directly and without any further permission by Licensee.

         6.       Licensor's Services.  Licensor shall:

                  a. Consult with Licensee periodically on operating and marketing issues concerning the Hotel.

                  b. Inspect the Hotel when Licensor deems it necessary to determine whether Licensee is operating and maintaining the Hotel in compliance with this Agreement and the Operating Manual. Licensor will provide Licensee a written report based on that inspection. Such inspections shall be for the sole purpose of protecting Licensor's interest in the Distinguishing Characteristics and shall in no way be construed as the assumption of any duty to control day-to-day operation and maintenance of the Hotel.

                  c. Provide Licensee access to the Reservation System. The Reservation System is a system for accepting and transmitting reservations to System Hotels through various media including toll free numbers, the GDS under the chain code authorized by Licensor, Licensor's Internet web site and other third party services, which may be retained from time to time for this purpose. The referral of persons seeking to make a reservation at the Hotel through the Reservation System, to hotels operating under a brand name of one of Licensor's affiliates, under circumstances where such referral does not constitute a diversion of business from the Hotel does not constitute a breach of this Agreement. Diversion does not occur in circumstances including (i) there is no System Hotel in the area where the person wants to stay,
         (ii) the System Hotel is fully booked, (iii) the System Hotel doesn't meet the person's requirements in other respects, or (iv) the person is not going to make the reservation at a System Hotel, but the reservation can be secured for the affiliate so that the person's needs are met.


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                  d. Subject to applicable deadlines, include the Hotel in
         future printings of Licensor's directories and other appropriate promotional and advertising materials and programs selected by Licensor.

                  e. Solicit group meeting, convention, incentive, and travel agency business for the Hotel, where applicable.

                  f. At Licensee's request, assist Licensee with its grand opening ceremony for the Hotel and provide consultation on public relations for the Hotel.

                  g. Provide orientation training at a comparable System Hotel in System standards, policies and procedures for the Hotel's general manager and other key employees as designated by Licensor.

                  h. Offer periodic general meetings and training, either directly or through third parties, in specialized fields at locations selected by Licensor.

                  i. Hold System-wide business conferences, the locations and times to be determined by Licensor.

                  j. Loan to Licensee and revise periodically an Operating Manual covering: operating policies and standards; design standards; public relations, standards of advertising graphics, promotional programs; other standards, specifications and procedures and other matters. Licensor may change the Operating Manual by way of additions, deletions and revisions from time to time and Licensee agrees to implement such changes as they are communicated to Licensee.

                  k. At Licensee's request and to the extent available, furnish on generally the same basis and generally to the same extent as made available to other System Hotels:

                           1) Technical consulting advice with respect to: (i)
                  front office, food and beverage, housekeeping, telephone and other operational department supervisory and control services;
                  (ii) maintenance and engineering services; (iii) accounting and claim services; (iv) personnel and labor relation services; and (v) consulting on other matters such as marketing and advertising.

                                    Licensee agrees to pay Licensor, Licensor's
                  then-current charges for such services and Licensor's related travel and living expenses, if any. Licensee has no obligation to accept any recommendations Licensor makes. The implementation of any recommendations made by Licensor based on such consultation is solely at Licensee's discretion.

                           (2) Programs for purchase on a pooled or group basis
                  of various operating supplies, equipment, signage, furniture and furnishings, at prices and on terms established periodically by Licensor or its affiliates providing such programs.

         7. Licensee's Duties. In all matters relating to the management and operation of the Hotel, Licensee is an independent contractor and is solely responsible for the manner and means by which the Hotel is operated. Licensee shall operate the Hotel to achieve conformity with the System standards, and to do so Licensee, continuously during the term of this Agreement unless stated otherwise, shall:

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                  a. Equip, furnish, operate and maintain the Hotel as a System
         Hotel and use the Distinguishing Characteristics, all (i) in accordance with this Agreement and the Operating Manual, (ii) in conformity with the high service, moral and ethical standards of the System, (iii) in compliance with the requirements of governmental authorities, and (iv) in accordance with sound business and financial practice.

                  b. Not (i) use any other name or trademark in connection with the operation of the Hotel without Licensor's consent, (ii) advertise or permit the advertising of any other hotel that is not part of the System on the Hotel premises, or (iii) promote the Hotel in conjunction with other non-System Hotels or motels.

                  c. Comply with Licensor's requirements and specifications as to services and products to be used or offered at the Hotel;

                  d. Permit inspection of the Hotel by Licensor's representatives at any reasonable time and provide such representatives with free room and board at the Hotel during such inspection. Upon notice by Licensor, Licensee shall promptly take steps necessary to correct any deficiencies identified during an inspection of the Hotel.

                  e. Discontinue any use of any Distinguishing Characteristic which does not comply with Licensor's requirements upon notice from Licensor.

                  f. Advertise and promote the Hotel and related facilities on a local or regional basis, including the use of the System toll free numbers, GDS chain code and Internet sites, strictly in accordance with the Operating Manual and standards and specifications set periodically by Licensor, using only materials and programs authorized by Licensor.

                  g. Refer guests and customers, whenever possible, only to other System Hotels; use every reasonable means to encourage use of System Hotels by the traveling public; display, as required, all brochures, promotional and other material provided with respect to System Hotels; and allow advertising and promotion only of System Hotels on the Hotel premises.

                  h. Use at and for the Hotel, and for reservations offered by and from the Hotel to other System Hotels, only the Reservation System in accordance with the Operating Manual .

                  i. Not establish Licensee's own web site (or participate in web sites established by others) on the Internet for the purpose of accepting reservations for the Hotel or other System Hotels.

                  j. Honor and give first priority on available rooms to confirmed reservations referred to the Hotel through the Reservation System.

                  k. Prior to the Opening Date, purchase and install from Micros Fidelio the HARMONY Product Suite, and operate HARMONY in accordance with the Operating Manual. For the purposes of this Agreement, HARMONY is the Licensor specified computer system which includes components such as property and product management, guest information, revenue and statistical information, yield management and availability controls, database management, interfaces with Licensor's Reservation System and its other central knowledge systems. If through



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         no fault of Licensee, Licensee is unable to install HARMONY prior to the Opening Date, Licensee must notify Licensor and request an extension. If Licensor grants the extension Licensee will purchase and use a printer and other necessary data processing and telecommunications devices specified by Licensor for the purpose of handling reservations through the Reservation System and for updating the Hotel's database until HARMONY is installed.

                           (i) Licensee acknowledges that continuing
                  technological improvements may require Licensor to periodically improve, modify or replace the Reservation System and HARMONY ("Systems"). In such event, Licensee will purchase, install and maintain the equipment required by Licensor in connection with any such improvements or modifications to, or replacements of, the Systems. Licensor will use reasonable efforts to give Licensee as much notice as reasonably possible under the circumstances to accomplish this.

                           (ii) Licensor has no liability whatsoever to Licensee
                  if the Systems become inoperable or cease to function for any period of time due to equipment failure or for any other reason or cause, except as a result of Licensor's gross negligence or willful misconduct.

                  l. Honor those credit cards designated periodically in the Operating Manual, and enter into all necessary credit card arrangements with the issuers of such cards.

                  m. Feature in guest rooms and public areas of the Hotel, on articles specified in the Operating Manual, including the brochure rack, and in advertising and promotional material, the appropriate Marks, strictly in accordance with the Operating Manual, including color, form and content; and provide a guest amenity package prescribed by Licensor in each guest room.

                  n. Erect, install and maintain System signage in complete working order on the exterior of and throughout the interior of the Hotel in accordance with the Operating Manual, and obtain Licensor's approval of the plans and specifications for all signage prior to installation.

                  o. Identify itself as a licensed independently owned and operated entity with respect to the ownership and operation of the Hotel on all purchase orders, invoices and other dealings with suppliers and persons, to make it clear that Licensee is an independent entity and that Licensor has no liability for Licensee's debts or conduct, including:

                  (i) Displaying the Radisson License Agreement Plaque behind the front desk in the registration area so as to be visible to guests checking in.

                  (ii) Posting a notice visible to Hotel employees on the employee bulletin board, identifying the correct name of their employer and clearly stating that neither Radisson Hotels International, Inc. nor Radisson Hotel Corporation is their employer.

                  p. Operate the Hotel continuously, either directly or through a management company authorized by Licensor.

                  q. Employ as general manager of the Hotel only such person as Licensor approves; cause the general manager (and other key employees designated by Licensor) to attend and successfully complete Licensor's orientation training program prior to their hire at a place


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         designated by Licensor; and pay the wages, travel, lodging, food, and incidental expenses of such persons attending the orientation training.

                  r. Require the Hotel's general manager to attend the System-wide business conference and pay an assessment equal to the Hotel's pro rata share of the cost of meals, guest speakers and trainers, media presentations and similar items in connection with such conference, regardless of whether the general manager attends.

                  s. Require the appropriate Hotel personnel to attend any other required periodic general meetings and training in specialized fields at locations selected by Licensor, and pay wages, travel, lodging, food and incidental expenses for Licensee's employees who attend, and such reasonable amounts assessed by Licensor to recover Licensor's costs with respect to such meetings and training.

                  t. Make no major structural change or changes in the appearance of the Hotel without Licensor's consent; rehabilitate the Hotel periodically in accordance with the Operating Manual; and periodically modernize and upgrade the Hotel to conform with standards applicable generally to similar System Hotels.

                  u. Maintain the Hotel in a clean, safe, attractive and orderly condition, and provide efficient, courteous and high-quality service to guests and visitors in accordance with the Operating Manual, including high quality food and beverage service.

                  v. Participate in all System, training, marketing and advertising programs, including the programs adopted for all System Hotels and for groups of System Hotels having geographic, class or business orientation interests in common with the Hotel, and pay the then current assessments related to such programs. The programs are subject to change by Licensor. The programs and related costs as of the effective date of the Uniform Franchise Offering Circular delivered to Licensee prior to the signing of this Agreement, are generally identified in that document. The programs include, but are not limited to:

                           (i) The Radisson 100% Guest Satisfaction Guarantee which is comprised of the "Yes I Can! Guest Service at Radisson" training program, the "Yes I Can! Making It Right" training program and the "100% Guest Satisfaction Guarantee Overview" training program; and pay Licensor's then current program charges and expenses assessed to System Hotels, including an administrative fee, which, as of the date of this Agreement, is $75.00 per complaint that Licensor is required to resolve on behalf of a Hotel.

                           (ii) The Radisson Corporate Scrip program including accepting scrip (Room Certificates) in payment for rooms.

                           (iii) The SMART program of joint marketing as a member of a "SMART Group" which consists of other System Hotels having common geographic, class or business orientation interests. Before opening for business as a System Hotel, Licensee may participate in its SMART Group upon payment of a lump sum, prorated assessment, as established for the Hotel by Licensor or the RMA.


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                  w. Promptly deliver to Licensor a copy of any notice of
         default received from any mortgagee, trustee under any deed of trust, or ground lessor with respect to the Hotel; and, upon request of Licensor, provide additional information with respect to such alleged default or any action or proceeding related to it.

                  x. Keep Licensee's copy of the Operating Manual current and up to date with contents as provided by Licensor; comply with all provisions of the Operating Manual as it exists from time to time; promptly take steps necessary to correct any deficiencies resulting from non-compliance with the requirements of the Operating Manual or this Agreement; refrain, even after the term of this Agreement, absolutely from disclosing to a third party or using any confidential or proprietary information, or trade secret owned by Licensor and disclosed to Licensee by Licensor in any form, except to persons who need access to the information to perform their responsibilities in the operation of the Hotel; return out-of-date contents of the Operating Manual as they are replaced; and return the Operating Manual, related software and other confidential and proprietary information to Licensor promptly upon termination or expiration of this Agreement, or a transfer (as defined in Paragraph 11).

                  y. Not offer Hotel guestrooms for sale or lease as anything other than hotel guestrooms, including condominium or time share units.

                  z. Have a card key locking system that has the ability to be reprogrammed with each new guest, operational on all guest room doors in the Hotel.

                  aa. Integrate all computer systems in the Hotel (hardware and software) and ensure that they will record, store, process and present data incorporating calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality that all of the Hotel's systems record, store, process and present data with calendar dates falling on or before December 31, 1999.

         8. Operating Reports; Accounting Standards. Licensee shall record all sales and revenues and maintain records as required by the Operating Manual. Licensee shall submit to Licensor by the 15th of each month a statement and operating report, in form and content designated periodically by Licensor, showing amounts due to Licensor under Paragraph 5 for the preceding month(s) and Gross Room Sales, occupancy data and average room rates. The report shall be certified by either the Controller or Chief Financial Officer of Licensee. Licensee shall supply to Licensor electronic access to Licensor designated data stored in HARMONY (when installed), including statistical information, revenues, guest information, reservations and product information.

         Licensee shall prepare on a current basis financial records as required by the Operating Manual which fully and accurately reflect all aspects of the operation of the Hotel. Such records shall be kept under the Uniform System and shall be preserved for not less than three years. Such records shall include books of account, tax returns, governmental reports, register tapes, daily reports and complete monthly and annual financial statements.

         Licensee shall deliver to Licensor as soon as available, but not later than 90 days after the end of Licensee's and the Hotel's fiscal years, respectively, copies of Licensee's and the Hotel's annual financial statements, certified at Licensee's cost by a Certified Public Accountant. Licensor will accept the certification of Licensee's Chief Financial Officer if certification by a Certified Public Accountant is not obtained by Licensee in the ordinary course of business. During the term of this Agreement and for 3 years afterward, Licensor or its designees may inspect, copy and audit such records and any other information required to be kept pursuant to this Agreement (including records of any tenant, management company or



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concessionaire of Licensee) during normal business hours where the records are kept. If an audit discloses a deficiency in any payments due hereunder, Licensee shall immediately pay the deficiency. If the deficiency is willful or exceeds 5% of the correct amount, Licensee shall also immediately reimburse Licensor's entire cost of the audit, including travel, lodging, meals, reasonable professional fees, salaries and other expenses of the auditing personnel. This obligation to reimburse is in addition to, and does not affect Licensor's right to terminate this Agreement when such deficiency is willful.

         Licensee will submit to Licensor as soon as available but not later than 105 days after the end of the Hotel's fiscal year, a statement of the Gross Room Sales, occupancy and average room rates for such year, certified as correct by Licensee's Chief Financial Officer.

         9. Insurance. Licensee shall secure and maintain commercial general liability insurance providing coverage for personal injury and bodily injury, property damage, products liability, liquor liability, contractual liability and comprehensive automobile liability, with a combined single limit of not less than $15,000,000 per occurrence, or better, or in such other amounts or coverage as Licensor periodically may require. The amount of self insured retention or deductible applicable to any of the coverages must not exceed amounts reasonably acceptable to Licensor in its sole discretion, provided that the commercial general liability policy shall have no deductible. Licensee will name Licensor and its subsidiaries and affiliates in said policy or policies as additional insureds, and such policy or policies shall stipulate that Licensor shall receive 30-day written notice of cancellation or material change of the policy. Licensee also shall secure and maintain:

                  a. worker's compensation insurance as prescribed by applicable law, and employer's liability coverage with a limit of not less than $1,000,000 each accident or disease;

                  b. dram shop insurance, naming Licensor and Radisson Hotel Corporation as additional insureds with limits of not less than $10,000,000 per occurrence;

                  c. fire insurance with extended coverage in replacement cost endorsements covering the Hotel and the improvements thereon for not less than 80% of the full replacement value; and

                  d. insurance required under any lease, mortgage or deed of trust covering the Hotel.

         Licensor may change the insurance requirements from time to time including requiring different or additional coverages and minimum limits to reflect changes in relevant circumstances including changes in standards of liability and higher damage awards.

         Licensee shall mail original certificates of insurance and evidence of policy renewals 30 days before expiration to Licensor, Attention: Contract Administration, P.O. Box 59159, Minneapolis, Minnesota 55459-8254. All policies shall be written by insurance companies having a Best Rating of A-5 or better.

         Licensee shall have all policies of insurance provide that the insurance company will have no right of subrogation against either party hereto or their respective agents or employees. Licensee assumes all risks in connection with the adequacy of any insurance or self-insurance program, waives any claim against Licensor for any liability, costs or expenses arising out of any claim not adequately insured or self insured, in part or in full, of any nature whatsoever.

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         10. Indemnification. Licensee will indemnify and hold harmless,
Licensor and its affiliates against and from all fines, penalties, taxes, expenses, claims, causes of action, demands, losses or damages originating: (a) in or about the Hotel or in connection with the development or operation of the Hotel; (b) from any occurrence at the Hotel; (c) for any act, omission or obligation of Licensee, its officers, employees, and agents, or any affiliate or other entity associated with Licensee related in any way to this Agreement or transactions contemplated hereunder or the development or operation of the Hotel; and (d) for all liability and expenses with respect to mechanic's lien claims for material or labor in connection with the Hotel. Licensee will reimburse Licensor and its affiliates for any payments, including reasonable attorney's fees or expenses, by reason of the above or by reason of attorneys' fees or expenses for pursuing the right to indemnification granted herein. Licensee will also defend Licensor against the same except Licensor, using its own counsel1 by notice to Licensee may control any matter in which Licensor is named or directly affected. The indemnification provided in this Paragraph does not apply to the direct consequences of Licensor's gross negligence or willful misconduct, so long as claims or demands are not asserted on the basis of theories of (i) vicarious liability, including agency, apparent agency or employment, (ii) negligent failure to compel Licensee's compliance with the provisions of the Operating Manual or this Agreement. Licensee's obligations pursuant to this Paragraph 10 shall survive termination or expiration of this Agreement.

         11. Transfer. A Transfer includes the voluntary or compulsory giving to another, directly or indirectly and by operation of law or otherwise, of all or any part of that which is being transferred by any means or device, including an assignment, transfer, conveyance, security interest, encumbrance, divestiture, sale, disposition, pledge, foreclosure, levy, attachment, execution, trade, lease, sublease, gift, bequest, inheritance and delegation.

                  a. Transfers By Licensor. Licensor may Transfer this Agreement without Licensee's approval. Licensor will provide Licensee with written notice of any such Transfer upon or after its effective date. As a condition to the Transfer, the transferee will be required to assume all of Licensor's obligations.

                  b. Transfers By Licensee, Generally. Licensor entered into this Agreement based on negotiations which are specific to the circumstances and relationship between Licensor and Licensee as well as those which apply generally to all System Hotels. As a result, the restrictions imposed on any Transfer are reasonable and necessary to enable Licensor (i) to protect the System and the Marks for the benefit of Licensor and other System Hotels and (ii) to take the relationship with any transferee into account with respect to (a) the decision whether to allow the Transfer, (b) the decision whether to allow the Transfer of this Agreement or require the transferee to sign a new agreement and (c) the terms of any new license agreement.

                  Except as provided otherwise in this Paragraph, Licensee will not Transfer or permit the Transfer of Licensee's Hotel business, the Hotel, this Agreement, any Equity Interest2 or all or substantially all of Licensee's assets (collectively, "Business Assets") without obtaining Licensor's approval and only after complying with all of the conditions contained in this Paragraph with respect to a particular Transfer. An Equity Interest is any stock membership, partnership or other ownership interest in Licensee. Licensee shall keep Licensor fully informed at all times of the identities and percentage interest of each

--------------
1 and at its own expense,
2 in excess of fifteen percent (15%)
                  owner of an Equity Interest, legal and beneficial, ("Owner") of a 5% or greater of the total Equity Interests.

                  c. Transfers To Family/Between Owners. There are no restrictions on Transfers of Business Assets from a natural person to that person's spouse, children or grandchildren, trust or estate, or to any other Owner, who was an Owner as of the date of this Agreement, except that (i) if Licensee is the transferor, Licensee, while alive, or Licensee's estate (until the estate is closed), must remain primarily liable under this Agreement, (ii) no Transfer of the Hotel to a natural person, trust or estate can take place without a Transfer of this Agreement to that same person, trust or estate, and (iii) transferee must enter into a written agreement with and satisfactory to Licensor, providing that the transferee assumes the obligations of Licensee under this Agreement. In all such Transfers, Licensee must notify Licensor immediately after the Transfer takes place.

                  d. Transfers To Affiliates. There are no restrictions on Licensee's Transfer of any of its Business Assets to an Affiliate except that (i) no Transfer of the Hotel can take place without a Transfer of this Agreement to that same Affiliate, (ii) Licensee must notify Licensor immediately after the Transfer is effective, and (iii) transferee must enter into a written agreement with and satisfactory to Licensor, in its sole discretion, providing that the transferee assumes the obligations of Licensee under this Agreement. An Affiliate is an entity controlled by, controlling or under common control with, directly or indirectly, Licensee. Control means the legal right or effective ability, directly or indirectly, to direct or cause the controlled entity to act in accordance with the controlling entity's instructions.

                  e. Sale to Public. If Licensee is a corporation and desires to sell any part of its authorized capital stock to the public pursuant to either federal or state securities laws, Licensee will provide Licensor with a copy of the proposed offering circular or prospectus for its review at least thirty (30) business days prior to the time that the offering circular or prospectus is filed with any state securities commission or the United States Securities and Exchange Commission. At the same time, Licensee will pay Licensor the then current non-refundable administrative fee, which as of the date of this Agreement is1. One or more of the Owners, who were Owners as of the date of this Agreement or subsequently approved by Licensor, at all times, must retain direct Control of Licensee after the offering. Licensor has the right to attend all "due diligence" meetings held in connection with the offering, and Licensee will give Licensor at least five (5) business days prior written notice of all such meetings. Licensee will not offer its capital stock under any of the Marks or any deceptively similar names. Licensee must make it clear in the relevant documents that Licensor is not participating in or endorsing the offering. In addition, Licensee is obligated to ensure that the underwriters and all participants in the offering, including Licensee fully indemnify Licensor with respect to the offering.

                  f. Publicly Traded Equity Interests. There are no restrictions on the Transfer of publicly traded Equity Interests as long as no person owns or controls directly or indirectly, more than five percent (5%) of the issued and outstanding voting Equity Interest in Licensee.

                  g. Lender's Security. Licensee may Transfer this Agreement by way of a collateral assignment to a lender in connection with securing financing for the purchase and


--------------
1 three thousand dollars ($3,000)
                  construction/renovation of the Hotel through a mortgage on, or deed of trust with respect to, the Hotel, with Licensor's approval, which approval will be evidenced by a written agreement signed by Licensor, Licensee and the lender, on terms and conditions satisfactory to Licensor1


                  i. Transfers of Agreement And Hotel. Except for Transfers authorized by paragraphs 11(c), (d), (e), (f) and (g), Licensee will not Transfer this Agreement without, at the same time, Transferring the Hotel to that same person, which Transfer is subject to Licensor's approval based on the following conditions being met as of the date of the Transfer:

                           (i) Licensee has complied in all respects with the applicable provisions of this Paragraph 11; and

                           (ii) All of Licensee's monetary obligations due to Licensor have been paid in full, and Licensee is not otherwise in default under this Agreement; and

                           (iii) The transferee files an application on the form prescribed by Licensor at least sixty (60) days prior to the effective date of the Transfer and, within that time period, demonstrates to Licensor's satisfaction that transferee meets Licensor's then current requirements for the granting of a license to operate a System Hotel; and


--------------
1 and substantially consistent with Exhibit B attached hereto.

                           (iv) The transferee, at Licensor's option, signs a written agreement with and satisfactory to Licensor, providing that the transferee assumes the obligations of Licensee under this Agreement, or Licensor's then-current standard License Agreement for a term ending with the term of this Agreement, but with fees and other provisions which may differ materially from this Agreement; and

                           (v) Prior to the date of Transfer, if held, or at the first one scheduled after the Transfer, the general manager of the Hotel and other key employees designated by Licensor must attend Licensor's orientation training; and

                           (vi) Licensee or transferee taking or agreeing to take measures to comply with Licensor's requirements with respect to (a) any construction and other matters set forth in a Property Improvement Plan prepared by Licensor; and (b) improvements in the Operation of the Hotel needed to meet System standards, regardless of whether Licensor has required or requested Licensee to take such measures at any time prior to the request for approval of the Transfer. Licensor's failure to conduct an inspection and provide a Property Improvement Plan or list of operational improvements before the Transfer, whether with respect to a Transfer or otherwise, does not constitute a waiver of Licensor's right to enforce the provisions of this Agreement or the new license agreement between Licensor and transferee after the Transfer, as applicable, with respect to the same or different subject matter; and

                           (vii) Licensee signing and delivering to Licensor a general release on terms and conditions acceptable to Licensor in its sole discretion; and

                           (viii) Licensee paying a non-refundable transfer fee in effect as of the date of the Transfer, which, as of the effective date of this Agreement is the greater of $15,000 or 50% of the total Initial License Fee paid pursuant to paragraph 5(a).

         12. Third Party Operators. The engagement of third party operators of the Hotel's restaurants, cocktail lounges or other supplementary departments, whether through leases, management agreements or otherwise, shall be subject to Licensor's prior written approval1 In addition, whether by inclusion of appropriate provisions in applicable documents or otherwise, Licensee shall require all third party operators of the referenced operations and retail shops and other facilities open to the public to operate and maintain them in the same manner as Licensee would be required if Licensee were operating them directly.

         13. Default. The following events constitute a default and good cause for Licensor to terminate the License and this Agreement, immediately upon written notice to Licensee unless provided otherwise below:

                  a. Licensee becomes insolvent, or is adjudicated bankrupt, or files a voluntary petition or pleading under the Federal Bankruptcy Code or under any other state or federal bankruptcy or insolvency laws; an involuntary petition is filed with respect to Licensee under the Code or any such laws; a permanent or temporary conservator, receiver or trustee is appointed for the Hotel or all or substantially all of Licensee's assets; a levy, execution or attachment takes place against the Hotel or all or substantially all of Licensee's assets, subject to being cured through a

--------------
1 , which approval shall not be unreasonably withheld.

         release, stay or satisfaction within1 days; a final judgment is entered against Licensee2 subject to being cured by satisfaction, discharge, vacation, reversal or stay within3 days of entry of the judgment; Licensee makes an assignment for the benefit of creditors or a written statement to the effect that Licensee is unable to pay its debts as they become due.

                  b. Except as provided in Paragraph 14, Licensee ceases to operate the Hotel, ceases to operate the Hotel as part of the System, or loses possession or the right to possession of all or a significant part of the Hotel through sale or otherwise.

                  c. A transfer occurs or is attempted in violation of Paragraph 11.

                  d. Licensee, any Holder or an officer, member, partner, principal, majority shareholder or director of Licensee is convicted of a felony or other crime of moral turpitude, which is likely to adversely affect or reflect upon the Hotel or the parties or to impair the goodwill associated with the Distinguishing Characteristics.

                  e. Licensee breaches or fails to comply with this Agreement or the Operating Manual, and Licensee, subject to cure within 30 days (10 days if the breach or failure to comply involves the non-payment of money owed to Licensor) after notice from Licensor specifying the breach4

                  f. Licensee willfully underreports any information used for the purpose of calculating any fees or other amounts payable to Licensor under this Agreement or otherwise.

         Licensee acknowledges that the events of default under (a) through (d) and (f) above are not subject to cure, except as provided. This License and this Agreement shall immediately terminate automatically (to the extent permitted by law), effective upon the happening of such event or the specified cure period, as applicable.

         Upon termination or expiration of this Agreement, Licensee immediately shall cease all use of the System and the Distinguishing Characteristics. Licensee shall make physical changes to the Hotel to remove the Distinguishing Characteristics and to preclude a likelihood of confusion by the public as to the status or affiliation of the Hotel, including removal of all signs containing the word "Radisson" or any of the other Marks. Licensee authorizes Licensor to enter the premises of the Hotel to make such changes, at Licensee's expense, if Licensee fails to complete the changes within 30 days after termination or expiration.

         Upon termination (but not expiration) of this Agreement, Licensee will immediately pay Licensor5

--------------
1 sixty (60)
2 in excess of $100,000,
3 ninety (90)
4 ("Default Notice"); however, if Licensee's failure to comply with this Agreement does not involve the non-payment of money owed to Licensor and Licensee commences to cure such failure during the initial thirty (30) day period and continuously prosecutes such cure to completion with all due diligence, then Licensee shall have a total of one hundred and eighty (180) days after the Default Notice to cure.
5 a premature termination fee, which the parties agree is a reasonable estimate of damages to which Licensor would be entitled related to early termination (which are otherwise difficult to determine), and are not a penalty, according to the following formula: (i) in the first ten (10) years of this Agreement, the

         Upon the termination or expiration of this Agreement, Licensee is not entitled to any compensation related to the concept of "goodwill" arising out of Licensee's use of the Distinguishing Characteristics or the operation of the Hotel.

         In addition to any other remedies Licensor may have, upon an event of default by Licensee, Licensor, at the same time a notice of default is sent, may, upon fourteen (14) days written notice to Licensee, suspend access to the Reservation System and any other services to be provided under Paragraph 6 of this Agreement until the default is cured by Licensee. Suspension of any of such services does not constitute a constructive termination of this Agreement, and Licensee shall not seek or be entitled to equitable relief preventing or curtailing Licensor's rights under this paragraph.

         Licensee will pay all costs, expenses and reasonable attorneys' fees incurred by Licensor in enforcing the terms and conditions of this Agreement.

         Licensee's obligations contained in this Paragraph 13 shall survive the termination or expiration of this Agreement.

         14. Condemnation or Casualty. If the Hotel or a substantial part thereof is taken by or sold under threat of eminent domain, Licensee ceases to operate the Hotel, and Licensee is otherwise in good standing under the License, Licensee may either terminate this Agreement without liability for damages related to early termination, or transfer the License to a new hotel at a location selected by Licensee (subject to the consent of Licensor) for the remainder of the term of this Agreement. Licensor will respond to Licensee's application for such new location within six months of the taking or sale. If approved, Licensee will construct the new hotel in accordance with this Agreement, System standards and the Operating Manual, and open the Hotel for business within two years of its closing.

         If the Hotel is damaged or destroyed by fire or other casualty, Licensee will promptly repair the damage (in accordance with Licensor's then-current standards). If the casualty requires closing the Hotel, Licensee shall, within 45 days of such closing, provide Licensor with written notice of Licensee's election to either (i) repair the damage and reopen the Hotel, or
(ii) terminate this Agreement without liability for damages related to premature termination. If, within 2 years of Licensee's election to terminate pursuant to
(ii) above, Licensee decides to relocate or repair and reopen the Hotel, this Agreement shall be deemed to have been terminated for default. This provision shall survive such termination of this Agreement. If Licensee elects to repair and reopen pursuant to (i) above, Licensee, within six months after closing the Hotel, will commence reconstruction of the Hotel upon the premises or a new location selected by Licensee subject to Licensor's consent and in accordance with this Agreement, System standards and the Operating Manual. In such event, the Hotel must reopen for business within two years after closing.

         If Licensee elects to terminate this Agreement in either of these situations, all fees and other amounts due or incurred through the cessation of operation shall be paid at the time notice of the election is given, and Licensee shall comply with all other post termination obligations contained in this Agreement.

--------------------------------------------------------------------------------
premature termination fee shall be in an amount equal to four percent (4%) of the Gross Rooms Sales at the Hotel during the twenty four (24) full calendar months immediately preceding the date of termination. (If the Hotel has been a Radisson(R) hotel for less than twenty four (24) months, then the termination fee shall be four percent of the average monthly Gross Room Sales since opening multiplied by twenty four (24); or (ii) in the second ten (10) years of the term of this Agreement, the premature termination fee shall be in an amount equal to four percent (4%) of the Gross Room Sales at the Hotel during the twelve (12) full calendar months immediately preceding the date of termination.

         Closing of the Hotel due to condemnation or casualty does not extend the term of the License or this Agreement.

         15. Rights to the Distinguishing Characteristics. The contents of the Operating Manual, including contents which have been replaced, and all other information marked confidential and proprietary by Licensor, are confidential and proprietary. Licensee acknowledges and will not contest Licensor's right, title and interest to the Distinguishing Characteristics or the goodwill derived from them. Licensee disclaims any right or interest in the Distinguishing Characteristics beyond the qualified License granted herein. Licensor may change the Distinguishing Characteristics periodically and Licensee agrees to implement such changes immediately. All present and future Distinguishing Characteristics, including any improvements and additions to them, whether by Licensor or Licensee, shall be Licensor's property and inure to its benefit. Licensee shall not use or permit others to use any of the same without Licensor's written consent. Licensee shall not use the name "Radisson" or another element of the Distinguishing Characteristics in or as its corporate or trade name, but shall file appropriate notices required under an applicable fictitious or assumed name law.

         Licensor has the sole right to manage and resolve disputes with third parties concerning the Distinguishing Characteristics. Licensee shall undertake fully and without any reservation whatsoever to render to Licensor all assistance in connection with any matter pertaining to the protection of the Distinguishing Characteristics, and to promptly make available to Licensor, its representatives, agents and attorneys such of Licensee's files, records and other information pertaining to the business of Licensee as may be necessary in providing such assistance.

         Licensee agrees to enter into a Registered User Agreement with Licensor as and when legislation so permits or requires.

         Only those Marks listed in Licensor's Uniform Franchise Offering Circular have been registered in the United States. Licensor is under no obligation to apply for such registration with respect to any other Marks. Licensee waives any claims against Licensor which may arise in whole or in part in connection with or as a result of Licensor's failure to apply for or inability to obtain such registration or to provide or to protect any rights to the use of the "RADISSON" Mark or any other Marks.1

         The License granted herein is specifically limited to the Licensed Location and does not confer rights of any kind to any other location, area, market or territory.2 Licensor reserves for itself and its affiliates, the absolute right to3 non-hotel businesses, including timeshare, and grant others the same rights, (i) using the System or the Marks, or both and (ii) using other brands and systems, at locations as determined in Licensor's discretion, and without any obligation to grant any such rights to Licensee.

         16. Relationship of Parties; Interference with Others. Licensor retains the right to regulate Licensee's conduct only to the extent necessary to protect Licensor's interest in the Distinguishing

--------------
1 Notwithstanding the above, Licensor agrees to defend Licensee against any third party action or proceeding challenging Licensee's use of the Marks, provided Licensee's use of the Marks is in compliance with this Agreement. 2 Within the Protected Area, as defined in the First Addendum to License Agreement attached hereto,
3 own or operate, and license others to own or operate ("Develop")

Characteristics through promotion of standardization, uniformity of service, and public goodwill for the benefit of both contracting parties. The power to regulate the day-to-day operation of the Hotel, including daily maintenance, safety concerns, working conditions and personnel matters, including sole responsibility for hiring, discharging and setting the conditions of employment for employees at the Hotel as well as complying with applicable employment laws, rules and regulations, are vested solely and exclusively in Licensee. Licensee is an independent contractor. Neither party is the agent, legal representative, partner, subsidiary, joint venturer or employee of the other. Neither party shall obligate the other or represent any right to do so. This Agreement does not reflect or create a fiduciary relationship or a relationship of special trust and confidence.

          Licensee shall not solicit or employ any person who is employed by Licensor or another System licensee. Neither party will interfere with contractual relations of the other.

         17. Miscellaneous Provisions. Notwithstanding any laws with respect to choice of law under which any other law might be applicable, this Agreement and the relationship between the parties is subject to and governed by the laws (statutory or otherwise) of the state in which the Hotel is located.

Paragraph headings are for convenience and do not limit or qualify the terms of this Agreement. Terms used in any number or gender include any other number or gender where appropriate.

         Licensor's consent, authorization or approval of any matter hereunder is a permission only and not a representation, warranty or assurance. Approvals, consents and authorizations by Licensor will not be unreasonably withheld1 or delayed unless Licensor has reserved sole discretion, but will not be effective unless given in advance, in writing and duly executed on behalf of Licensor, unless specifically stated otherwise.

         This Agreement, including Exhibit A and other documents pertaining to the Hotel signed at the same time as this Agreement constitute the entire agreement between the parties and supersede all prior representations, agreements or understandings with respect to the Hotel. All of Licensor's internal policies and procedures, whether or not communicated to Licensee, are intended for Licensor's use only and are not a part of or intended to amend this Agreement in any way.

         Failure to require strict performance or to exercise any right or remedy contained herein will not preclude any future requirement of strict performance or the exercise of such right or remedy or any other right or remedy.

         Any right or remedy contained herein is cumulative to other rights or remedies available pursuant to this Agreement, at law or in equity.

          No change in this Agreement will be valid unless signed in writing by both parties.

         Any notices required or permitted shall be in writing and may be delivered personally, by fax or by reliable expedited delivery companies including Federal Express and DHL. Notices by fax are deemed delivered and received upon transmission provided that the original is delivered personally or sent by expedited delivery within 48 hours of the transmission by fax. Notices by expedited delivery shall be deemed delivered and received on the fourth day following the date on which the notice was given to the expedited delivery company. Information for notices appears on page one of this Agreement, except that

--------------
1 conditioned
notices to Licensor by expedited delivery companies must be addressed to 1405 Xenium Lane N., Plymouth, MN 55441, and the notices must be addressed to the attention of the Legal Department - Mail Stop 8249. If there is no information for notices to Licensee on page one, notices to Licensee may be faxed or sent based on information used in the ordinary course of business between Licensor and Licensee.

         Two copies of this Agreement may be signed, each of which, when signed, is an original and which, together, constitute one and the same instrument, or it may be signed in counterparts.

         Where Licensee is prohibited by this Agreement from directly taking any action, or where action by Licensee would constitute a default, Licensee agrees that it will not encourage, authorize or permit any other person or entity, directly or indirectly or under its direct or indirect control to take such action.
         Licensor may perform all of its obligations directly or through its affiliates or third party consultants. Despite this, Licensee's obligations with respect to such matters shall still run directly to Licensor.

         The liability of all Licensees signing this Agreement is joint and several.

         All terms and conditions of this Agreement which, as a matter of logic or otherwise, need to survive the expiration or termination in order to achieve an intended or logical result, shall survive despite the absence of specific survival language with respect to each of them.

         The use of the words "including" "includes", "such as", for example" are not intended to limit the list which follows, but is to be read as if the words "but not limited to", "without limitation" or other phrase implying the same meaning, as appropriate, unless otherwise stated.

         Photocopies and facsimiles of this Agreement showing signatures are fully binding and effective for all purposes.

         Any right or remedy contained in this Agreement is cumulative to other rights and remedies available at law or in equity.

          If the Hotel is located in any one of the states listed in this paragraph 17, or if the laws of any such state are otherwise found to be applicable, then this Agreement is automatically amended to bring the provision into compliance with the laws of such state to the extent that such compliance can be achieved. If any provision of this Agreement violates the laws of any state whose law is found to apply, this Agreement is automatically amended to bring that provision into conformity with such law.


         (A) ILLINOIS. If this Agreement is governed by the laws of the State of Illinois, then: (1) any consent by Licensee to jurisdiction and venue in Hennepin County, Minnesota may be inapplicable; provided, however, that such inapplicability in the State of Illinois will not be construed to mean that venue in Hennepin County, Minnesota is improper, or that Licensee, its officers, Directors and shareholders are not subject to jurisdiction in Hennepin County, Minnesota, or in any other state; and (2) any acknowledgment made by Licensee in this Agreement regarding financial performance or earnings information, which has the effect of forcing Licensee to waive or release certain rights it has under the Illinois Franchise Disclosure Act, is unenforceable.

         (B) INDIANA. If this Agreement is governed by the laws of the State of Indiana, then: (1) any provision regarding injunctive relief cannot require Licensee to recognize the inadequacy of any remedy;

         (2) any provision which attempts to limit the period within which Licensee may commence litigation or arbitration is subject to the superceding provisions of I.C. 23-2-2.5(30) and I.C. 23-2-2.7(7); (3)
         no provision may require or cause Licensee to waive any right under the Indiana statutes with regard to prior representations made in the Indiana Uniform Franchise Offering Circular; (4) Licensee's consent to jurisdiction and venue in Hennepin County, Minnesota is subject to the provisions of both I.C. 23-2-2.5 and 2.7; (5) a court of competent jurisdiction will determine whether Radisson will be required to post a bond or other security, and the amount of such bond or other security, in any injunctive proceeding, and as provided by I.C. 23-2-2.7-1(10);
         (6) Licensee's obligation to indemnify Radisson does not apply to any liability caused by Licensee's proper reliance on or use of procedures or materials provided by Radisson or by Radisson's negligence; (7) any transfers permitted in this Agreement are subject to I.C. 23-2-2.7-1(5); (8) any provision requiring Licensee to pay attorneys' fees incurred by Radisson in enforcing this Agreement is governed by I.C. 23-2-2.7-1(10); (9) any provision requiring Licensee to waive the right to trail by jury is prohibited pursuant to I.C. 23-2-2.7-1 (10); and (10) pursuant to Ind. Code Section 23-2-2.7-2 (2) and Ind. Code
         Section 23-2-2.7-2 (4), if Radisson agrees to a "radius clause" (under which it agrees not to open or license another System Hotel within a defined geographic area), Radisson will not operate or manage System Hotels in that area. If there is no "radius clause", Radisson will comply with the Indiana law requiring Radisson not to establish System Hotels which would compete unfairly with Licensee in a reasonable area.

         (C) MARYLAND. If this Agreement is governed by the laws of the State of Maryland, then: (1) any consent by Licensee to jurisdiction and venue in Hennepin County, Minnesota may be inapplicable, and Licensee may bring a lawsuit in the State of Maryland for claims arising under the Maryland Franchise Registration and Disclosure Law; provided, however, that such inapplicability in the State of Maryland will not be construed to mean that venue in Hennepin County, Minnesota is improper, or that Licensee, its officers, Directors and shareholders are not subject to jurisdiction in Hennepin County, Minnesota, or in any other state; (2) if a general release is required as a condition of renewal or transfer, such release may not apply to any liability under the Maryland Franchise Registration and Disclosure Law; and (3) any acknowledgments made by Licensee in this Agreement may not be construed to act as a waiver of Licensee's rights under the Maryland Franchise Registration and Disclosure Law.

         (D) MINNESOTA. If this Agreement is governed by the laws of the State of Minnesota, then: (1) Radisson may not terminate this Agreement based on Licensee's default without giving Licensee written notice at least ninety (90) days prior to the date of such termination, and giving Licensee sixty (60) days after receipt of such written notice within which to correct the breach specified in the written notice, subject to those instances when Radisson may lawfully terminate immediately without an opportunity to cure; (2) a court of competent jurisdiction will determine whether Radisson will be required to post a bond or other security, and the amount of such bond or other security, in any injunctive proceeding commenced by Radisson against Licensee or Licensee's shareholders; and (3) to the extent required by Minnesota law, Radisson will protect Licensee's right to use Radisson's Marks and indemnify Licensee from any losses, costs or expenses arising out of any claim, suit or demand regarding the use of Radisson's Marks.

         (E) NEW YORK. If this Agreement is governed by the State of New York, then: (1) any provision of this Agreement regarding revisions to and maintenance of the Operating Manuals are automatically amended to provide that such modifications to the Operating Manuals will not unreasonably increase Licensee's obligations or place an excessive economic burden on Licensee's operations; (2) any provision of this Agreement regarding indemnification is automatically amended to require Licensee to indemnify Radisson against, and will reimburse Radisson for, any damages resulting from Licensee's breach of this Agreement, Licensee's negligence or any civil, criminal or other wrong committed by Licensee during the term of this Agreement; and (3) any provision of this Agreement regarding transfers is automatically amended to provide that all rights enjoyed by Licensee, and any causes of action arising in its favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued thereunder, shall remain in force; it being the intent of this provision that the non-waiver provisions of General Business Law Section 687.4 and Section 687.5 be satisfied.

         (F) NORTH DAKOTA. If this Agreement is governed by the laws of the State of North Dakota, then: (1) Radisson may not terminate this Agreement based on Licensee's default without giving Licensee written notice that Licensee has breached this Agreement, and giving Licensee thirty (30) days after receipt of such written notice within which to correct the breach, subject to those instances when Radisson may lawfully terminate immediately without an opportunity to cure; (2) any provision requiring the payment of a fixed amount or an amount based on a specific formula as a measure of damages or for exercising Licensee's option to terminate without cause may constitute a penalty and may be unenforceable; and (3) the consent by Licensee to jurisdiction and venue in Hennepin County, Minnesota may be inapplicable; provided, however, that such inapplicability in the State of North Dakota will not be construed to mean that venue in Hennepin County, Minnesota, is improper, or that the Licensee, its officers, Directors and shareholders are not subject to jurisdiction in Hennepin County, Minnesota, or in any other state.

         (G) RHODE ISLAND. If this Agreement is governed by the laws of the State of Rhode Island, then Section 19-28.1-14 of the Rhode Island Franchise Investment Act provides that a provision in a franchise agreement restricting jurisdiction or venue to a forum outside of Rhode Island or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under this Act.

         (H) SOUTH DAKOTA. If this Agreement is governed by the laws of the State of South Dakota, then: (1) Radisson may not terminate this Agreement based on Licensee's default without giving Licensee written notice that Licensee has breached this Agreement, and giving Licensee thirty (30) days after receipt of such written notice within which to correct the breach, subject to those instances when Radisson may lawfully terminate immediately without an opportunity to cure; (2) any provision which attempts to limit the period within which Licensee may commence litigation or arbitration may not be enforceable under South Dakota law; (3) any provision requiring the payment of a fixed amount or an amount based on a specific formula as a measure of damages or for exercising Licensee's option to terminate without cause, may constitute a penalty and may be unenforceable; (4) any provision of this Agreement which designates jurisdiction or venue outside of the State of South Dakota or requires Licensee to agree to jurisdiction or venue in a forum outside of the State of South Dakota is void with respect to any cause of action which is otherwise enforceable in the State of South Dakota; provided, however, that such inapplicability in the State of South Dakota will not be construed to mean that venue in Hennepin County, Minnesota is improper, or that Licensee, its officers, Directors and shareholders are not subject to jurisdiction in Hennepin County, Minnesota, or in any other state; and (5) pursuant to SDCL 37-5A-86, any acknowledgment provision, disclaimer or integration clause or other provision having a similar effect in this Agreement will not negate or act to remove from judicial review any statement, misrepresentation or action that violates Chapter 37-5A or a rule or order under Chapter 37-5A.

         (I) WASHINGTON. If this Agreement is governed by the laws of the State of Washington, then: (1) the relationship provisions of R.C.W.
         19.100.180 or other requirements of the Washington Franchise Investment Protection Act (the "Act") will prevail over the inconsistent provisions of the Franchise Offering Circular and this Agreement with regard to any franchise sold in Washington;

         (2) a release or waiver of rights executed by Licensee will not include rights under the Act except when executed pursuant to a negotiated settlement after this Agreement is in effect and where the parties are represented by independent counsel; and (3) provisions such as those which unreasonably restrict or limit the statute of limitations period for claims under the Act, or rights or remedies under the Act like a right to a jury trial, may not be enforceable.

         (J) WISCONSIN. If this Agreement is governed by the laws of the State of Wisconsin, then the provisions of the Wisconsin Fair Dealership Law, Wis. Stat. Chapter 135, will supersede any conflicting terms of this Agreement.

RADISSON HOTELS INTERNATIONAL, INC.         LEISURE TIME HOSPITALITY, INC.




By: /s/                                     By: /s/
   -----------------------------------         ---------------------------------
Print Name:  T. Peter Blyth                 Print Name: Elden W. Rance
           ---------------------------                 -------------------------
Its:  President - Development Division      Its: Executive Vice President
    ----------------------------------          --------------------------------

                                    EXHIBIT A
                                PROJECT RIDER TO
                                LICENSE AGREEMENT

1. General. Licensee shall design and build, renovate, rebuild or substantially alter the Hotel, (the "Project") in accordance with Licensor's requirements as set forth in the License Agreement, this Rider and any attached Exhibits or Addenda, the Operating Manual, approved Plans and other System information issued by Licensor in the ordinary course of business ("Licensor's Requirements").

2. Cooperation. Licensee will cooperate with Licensor in the exchange of all information regarding the Project and will ensure the cooperation of others under its direction or control. At Licensor's request, Licensee and such others engaged by Licensee on the Project as Licensor may reasonably request, will attend a Project meeting at Licensor's offices in Minneapolis, Minnesota.

3. Design and Construction Services. The engagement of the architect, engineer, contractor and other design and construction professionals by Licensee for the Project after the execution of this Rider is subject to Licensor's approval. Prior to their engagement, Licensee shall furnish Licensor with information in such detail as will enable Licensor to evaluate their qualifications and capabilities. If Licensor does not object to their engagement within thirty (30) days of the receipt of that information, or such other information as Licensor may reasonably request, their engagement shall be deemed approved.

4. Approval of Plans. Before starting the Project, Licensee shall submit proposed preliminary and final plans, specifications, scheme boards and drawings for the Project, including proposed equipment, furnishings, facilities, landscaping, and signs with such detail and containing such information as Licensor may reasonably request (the "Plans"), for Licensor's consent. Licensee shall not begin the Project unless and until Licensor gives its consent to the Plans. Thereafter, Licensee shall make no change to the Plans without Licensor's consent. Licensee shall cause the Hotel to be constructed or renovated according to the Plans as consented to by Licensor.

5. Scheduling. Licensee shall begin the Project on or before1 by excavation for footings in the case of new construction or major reconstruction, or initiation of removal of prior fixtures, equipment and decor in the case of rehabilitation. Once the Project has begun, Licensee shall diligently pursue the Project to completion.

6. Inspection; Cooperation. Licensor shall have access to the Hotel and the Project at all reasonable times to determine whether the Project is proceeding on schedule, in accordance with the approved Plans and for any other purpose reasonably related to the exercise of its rights and obligations. Licensee shall cooperate fully, and require others involved in the Project to cooperate fully, with Licensor in the exercise of Licensor's rights and obligations hereunder.

7. Acquisition of Equipment, Furnishings and Supplies. Licensee shall acquire and install all fixtures, equipment, furnishings, furniture, signs and related equipment, supplies, landscaping, and other items required by the Plans, the License Agreement and the Operating Manual, and such other equipment, furnishings and supplies as may be necessary in order to prepare the Hotel to open for business in accordance with the License Agreement.

--------------
1 the date of execution of the License Agreement,

8. Opening the Hotel; Prior Consent. Licensee shall not open the Hotel for business as a System Hotel unless: (a) Licensor has accepted in writing (i) completion of the Project in accordance with the Plans or, if applicable, all pre-opening requirements of any attached Exhibit, and (ii) the installation of all equipment, furniture, furnishings, signs and related equipment, supplies, landscaping, and other items as required by paragraph 7 and (b) Licensee pays all amounts due Licensor and its affiliates. Licensee shall give Licensor written notice that, in Licensee's opinion, Licensee has complied with all of the terms and conditions of the License Agreement, the Operating Manual and the Plans, and the Hotel is ready to open for business as a System Hotel. Licensor shall use its best efforts within 15 days after receipt of such notice to inspect the Hotel and to determine whether to authorize opening the Hotel for business as a System Hotel, but Licensor shall not be liable for delays or loss occasioned by Licensor's inability to complete its investigation and to make such determination within said 15 days.

9. Cost of Project. Licensee shall bear the entire cost of the Project, including the Plans, professional fees, licenses and permits, equipment, furniture, furnishings and supplies.

10. Limitation on Licensor Liability. Licensee is responsible for complying with the requirements of all governmental authorities, including the Americans With Disabilities Act , with respect to the design and construction of the Hotel. Licensee acknowledges that Licensor's right to inspect, review and approve the Project and the Plans are exercised primarily to determine their compliance with Licensor's Requirements relating to operational considerations and aesthetic aspects of the Project such as architectural and interior design, landscaping, color schemes, sizes, finishes and materials. Notwithstanding the right of Licensor to consent to or authorize the Plans, the architect, engineer, contractor and other design and construction professionals and to inspect and accept the construction or renovation work at the Hotel, Licensor's review and consent or approval of all or any part of the Project is a permission only, and not an assurance, representation or warranty of the qualifications, capabilities, suitability, adequacy, legality or performance of any persons, design, item, or system, even though the Plans and Licensor's inspections and consent may relate to architectural, engineering, safety, code compliance or other matters. Licensor is not responsible for reviewing nor shall its review or consent to any plan or design be deemed approval of any plan or design from the standpoint of structural safety or conformance with building or other codes. Licensor shall have no liability or obligation to Licensee, the architect, engineer, contractor, subcontractors, suppliers or third parties with respect to construction or renovation of the Hotel, Licensor's rights being reserved and exercised solely for the purpose of assuring itself of Licensee's compliance with the terms and conditions of the License Agreement insofar as they relate to conformity to System standards.


RADISSON HOTELS INTERNATIONAL, INC.         LEISURE TIME HOSPITALITY, INC.



By: /s/                                     By: /s/
   ----------------------------------          ---------------------------------
Print Name:  T. Peter Blyth                 Print Name: Elden W. Rance
           --------------------------                  -------------------------
Its: President - Development Division       Its: Executive Vice President
    ---------------------------------           --------------------------------

                          ADDENDUM TO LICENSE AGREEMENT
                                       FOR
                       RADISSON HOTEL LAKEFRONT CLEVELAND
                                 CLEVELAND, OHIO

         This Addendum to the License Agreement between Radisson Hotels International, Inc. ("Licensor") and Leisure Time Hospitality, Inc. ("Licensee") is dated and effective ______________________________.

1. Licensor agrees to reimburse or cause the RMA to reimburse Licensee for Qualified Advertising expenses in an amount not to exceed a total of $25,000 during the first twelve (12) full calendar months after the Hotel opens as a Radisson(R) Hotel and to the extent that Licensee complies with the requirements of the RMA Local Qualified Advertising Reimbursement Program (the "Program") in effect at the time the expenditures are made. A copy of the current Program is attached hereto as Exhibit D and made a part hereof.

Such reimbursement shall be given in the form of a credit memo applied to Licensee's account payable to Licensor, only after:

          (a) The full RMA and Reservation Fee has been paid as and when due; and

          (b) Licensor has examined and approved the advertising and proof of payment, which Licensee submits in accordance with Program requirements.

Any credit granted under the Program will be suspended if Licensee fails to comply with the provisions hereof, is in default of the License Agreement or if a condition exists which would be a default if notice were given.

2. Subject to Paragraph 15 of the License Agreement, Licensor agrees that during the term or until the earlier termination of the License Agreement, Licensor will not own, operate or license another hotel under the name Radisson(R) within the area as depicted as Exhibit C ("Protected Area"). Outside of the Protected Area, Licensor reserves for itself and its affiliates, the absolute right to Develop hotels and other non-hotel businesses, including timeshare, (i) using the System or the Marks, or both and (ii) using other brands and systems, all whether in competition with the Hotel or not, at locations as determined in Licensor's discretion, and without any obligation to grant any rights to Licensee with respect thereto.

3. Except as amended hereby, all of the other terms and provisions contained in the License Agreement shall remain in full force and effect and this Addendum and the License Agreement shall be merged and considered one instrument.

RADISSON HOTELS INTERNATIONAL, INC.         LEISURE TIME HOSPITALITY, INC.


By: /s/                                     By: /s/
   ----------------------------------          ---------------------------------
Print Name:  T. Peter Blyth                 Print Name: Elden W. Rance
           --------------------------                  -------------------------
Its: President - Development Division       Its: Executive Vice President
     --------------------------------           --------------------------------